Prospectus


                          UNION NATIONAL BANCORP, INC.


               1997 Dividend Reinvestment and Stock Purchase Plan
                         300,000 Shares of Common Stock

         This Prospectus relates to 300,000 shares of common stock, par value $.01 per share (the "Common Stock") of Union National Bancorp, Inc. ("Union National"), after giving effect of a two-for-one stock split effected in the form of a 100% stock dividend on January 27, 1998. Such Common Stock may be issued from time to time pursuant to Union National's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan offers holders of Union National shares an opportunity to automatically reinvest their cash dividends in additional shares of Common Stock. The Plan also provides participating shareholders with a convenient and economical way to voluntarily purchase additional shares of Common Stock through voluntary cash payments of not less than $100 nor more than $10,000 per calendar quarter.

         Pursuant to the Plan, cash dividends on all shares which are registered in a participant's name or which are kept in a participant's account under the Plan are automatically reinvested in additional shares of Common Stock. Shares acquired for the Plan will be purchased directly from Union National, in the open market, or in negotiated transactions. The purchase price of shares purchased from Union National will be the fair market value per share, as defined in the Plan, on the date of purchase. Participating shareholders will receive a 3% discount for shares purchased through the Plan. The purchase price of shares purchased in the open market or in negotiated transactions will be the weighted average of the prices actually paid for the shares, excluding all fees, brokerage commission and expenses, less the 3% discount. Shareholders who do not elect to participate in the Plan will receive dividends, as declared and paid, by check or advice of credit to their account.

         An investment in Common Stock held in the Plan account has the same market risks as an investment in Common Stock held in certificate form. Participants bear the risk of loss (and receive benefit of gain) occurring by reason of fluctuations in the market price of the Common Stock held in the Plan account.

         It  is  recommended   that  this  Prospectus  be  retained  for  future
reference.
                           --------------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------


                   The date of this Prospectus is July 6, 1998


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                              AVAILABLE INFORMATION

         Union National is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Union National can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:\\www.sec.gov.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this Prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any sale of securities to which this Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs or condition of Union National since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by Union National with the Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the year ended December 31, 1997 (which includes certain information contained in Union National's definitive Proxy Statement for the Annual Meeting of Shareholders on April 21, 1998 and incorporated therein by reference);

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (c) Current Report on Form 8-K dated February 4, 1998;

         (d) Description of Union National's Common Stock which appears at page 58 of Union National's Registration Statement on Form S-1, File No. 333-36767 or any description of the Common Stock which appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by Union National pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Common Stock covered by this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Union National will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference (other than exhibits to such documents). Telephone requests may be directed to Union
National at (410) 848-7200. Written requests should be directed to: Union National Bancorp, Inc., Secretary, 117 East Main Street, Westminster, MD 21157.


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                                   THE COMPANY

         Union National is a one-bank holding company headquartered in Westminister, Maryland. Through its sole, wholly-owned subsidiary, The Union National Bank of Westminster ("UNB"), Union National is primarily engaged in commercial and retail banking services and in related businesses. UNB was founded in Westminster in 1816 under the name Bank of Westminster, and was briefly known during the period of 1821 to 1830 as a branch of the Farmers & Mechanics Bank of Frederick. In 1865, UNB became known as "The Union National Bank of Westminster." UNB is currently in its 182nd year of operation.

         UNB converted to a bank holding company structure on January 19, 1994, when it formed Union National, a Maryland corporation, to serve as the holding company. The principal executive office of Union National is located at 117 East Main Street, Westminster, Maryland 21157, and its telephone number is (410) 848-7200.

               1997 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The following, in a question and answer format, is Union National's 1997 Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Those holders of the Common Stock who do not participate in the Plan will continue to receive cash dividend payments if and when dividends are declared and paid.

Purpose

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide holders of Union National's Common Stock with a convenient and economical method of investing cash dividends and voluntary cash payments to purchase additional shares of Common Stock of Union National.

         The Plan allows participants to increase their ownership interest in Union National through the receipt of Common Stock in lieu of cash dividends, without requiring participants to purchase Common Stock in the open market. Accordingly, participants will pay no brokerage commissions or service charges in acquiring additional shares of Common Stock through the Plan. To the extent that the additional shares are purchased directly from Union National, the proceeds will be used by Union National for its general corporate purposes. See "Use of Proceeds."

         Neither Union National nor the Plan Administrator (as defined in No. 3 below) provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

Advantages

2. What are the advantages of the Plan?

         o Reinvest cash dividends and invest voluntary cash payments (within specified limits) in additional shares of Common Stock at a 3% discount, without payment of any service charges or brokerage commissions (see No. 13 below).

         o Invest the full amount of all dividends in shares of Common Stock including fractional shares, which also earn dividends under the Plan (see No. 11 below).

         o Avoid safekeeping and record keeping costs through the free custodial and reporting services furnished by the Plan (see No. 18 below).

         o Regularly receive a detailed statement, in book entry form, of account transactions (see No. 17 below).


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




Administration

3. Who administers the Plan for participants?

         American Stock Transfer and Trust Company (the "Plan Administrator") will administer the Plan as the agent for the participants, and in such capacity will hold shares in the name of its nominee as agent for Plan participants, the Plan Administrator will keep and maintain records, provide detailed statements of account to participants, and perform other duties related to the Plan. Any notices, questions, or other communications relating to the Plan should include the participant's account number and tax identification number and should be addressed to:

                               Plan Administrator
                    American Stock Transfer and Trust Company
                                 40 Wall Street
                            New York, New York 10005
                                 (800) 278-4353

         In the event that the Plan Administrator should resign or otherwise cease to act as the agent, Union National will make such other arrangements as it deems appropriate for the administration of the Plan. In addition, Union National may replace the Plan Administrator as the agent at any time.

Participation

4. Who is eligible to participate?

         All holders of Common Stock are eligible to participate in the Plan. Holders may participate in the Plan with respect to all or any portion of their shares. Record holders of Common Stock are eligible to participate in the Plan directly. Beneficial owners of the Common Stock whose shares are registered in names other than their own (e.g., in the name of a broker, bank nominee or trustee) must either become shareholders of record by having all or portion of their shares transferred into their own names or make appropriate arrangements for their broker or nominee to participate on their behalf. Shareholders will not be eligible to participate in the Plan if they reside in a jurisdiction in which it is unlawful under state or local securities or "blue sky" laws for Union National to permit their participation.

5. How does an eligible shareholder become a participant?

         All eligible shareholders may join the Plan at any time by completing and signing the accompanying authorization form ("Authorization Form") and returning it to the Plan Administrator.
Additional Authorization Forms may be obtained from Union National.

6.       What does the Authorization Form provide?

         The Authorization Form appoints the Plan Administrator as the agent to reinvest dividends on some or all shares registered under the Plan, and to purchase additional shares with voluntary cash investments.

7. When may a shareholder join the Plan?

         A shareholder may join the Plan at any time if a properly completed Authorization Form is received by the Plan Administrator at least five (5) business days before a dividend record date, the dividends then payable will be reinvested in Union National's Common Stock under the Plan. Historically, dividends declared on the Common Stock have been declared and paid on a quarterly basis. Union National's Board of Directors reserves the right to change the dividend record and payment dates, if and when dividends are declared.



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



8. Is partial participation possible under the Plan?

         Yes. A record holder may register all or any portion of his or her shares in the Plan. However, dividends will be reinvested as to all shares registered under the Plan in the holder's name.

9. Is the right to participate in the Plan transferable?

         No. The right to participate in the Plan is not transferable. A shareholder participating in the Plan will continue to be a participant until the Plan is terminated or until such shareholder gives notice to the Plan Administrator withdrawing from or terminating his or her participation in the Plan.

Purchases

10. What is the source for shares of Common Stock purchased under the Plan?

         Plan shares will be purchased by the Plan Administrator, at Union National's discretion, directly from Union National, on the open market or in negotiated transactions, or a combination of the foregoing.

11. How many shares of Common Stock will be purchased for a participant under the Plan?

         The number of shares to be purchased for each participant will depend on the amount of a participant's dividends that are to be reinvested, the amount of voluntary cash investment, and the applicable purchase price of the Common Stock. Each participant's account will be credited with that number of shares, including any fractional shares computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price. All dividends on shares held in a participant's account, whether purchased through dividend reinvestment or voluntary cash investment, will be automatically reinvested in additional shares of Common Stock.

12. When will shares of Common Stock be purchased for a participant under the Plan?

         Cash dividends and voluntary cash investments will be used to purchase Common Stock as soon as reasonably possible after the applicable dividend payment date, but not more than five business days after such date. The date on which dividends and voluntary cash investments are reinvested is hereinafter referred to as the "Investment Date."

13. At what price will shares of Common Stock be purchased under the Plan?

         In the case of purchase of shares of Common Stock from Union National, the purchase price will be the fair market value of the Common Stock as of the relevant Investment Date, less a 3% discount. The fair market value of the Common Stock will be determined by averaging the "daily average trades" for the 10 trading days preceding the relevant Investment Date, as reported by one or more brokerage firms selected by Union National that make a market in Union National's Common Stock.

         In the event that there were no trades, or an insufficient number of trades (generally less than 500 shares) upon which to form a basis to determine fair market value within the 10 trading days prior to the relevant Investment Date, then the fair market value of the Common Stock may be determined by reference to other factors deemed by Union National to be appropriate. Such other factors may include, but are not limited to, in Union National's sole discretion: (a) average trades reported by market makers on dates that are recent but are prior to the 10 trading day period immediately preceding the Investment Date; (b) prices at which the stock is known to have been traded in recent transactions; (c) a multiple of Union National's book value per share which Union National believes is consistent with the multiple of trading prices of companies similar to Union National but whose stock is more readily traded and quoted in the public markets; and (d) a multiple of Union National's annualized earnings per share. In the case of purchases of shares of Common Stock on the open market or in negotiated transactions, the purchase price will be the weighted average of the prices actually paid for shares purchased for the relevant Investment Date (excluding all fees, brokerage commissions and expenses), less a 3% discount.

Voluntary Cash Payments

14. Who will be eligible to make voluntary cash investments?

         All holders of shares of Common Stock who elect to have dividends reinvested in accordance with provisions of the Plan may also elect to make voluntary cash payments.

15. What are the timing requirements and other limitations on voluntary cash payments?

         Voluntary cash payments to be applied to the purchase of shares on any given Investment Date must be received by the Plan Administrator not more than 30 calendar days prior to the Investment Date nor less than five business days prior to the Investment Date. Voluntary cash payments received too early or too late will be returned to the participant. Voluntary cash payments may not be less than $100 per calendar quarter or total more than $10,000 in any calendar quarter. Union National reserves the right in its sole discretion to determine whether voluntary cash payments are made on behalf of an eligible participant.

16. How does the voluntary cash payment option work?

         Voluntary cash payments may be made by new participants by enclosing a check or money order with the Authorization Form, and by existing participants by forwarding a check or money order to the Plan Administrator with a Payment Form which will be sent to participants with each statement of account. Checks and money orders should be made payable to "American Stock Transfer and Trust Company, Plan Administrator" and should include the participant's social security number or taxpayer identification number, and his or her account number under the Plan.

         Any voluntary cash payment received by the Plan Administrator within the period described above (see no. 12) will be applied to the purchase of shares of Common Stock on the upcoming Investment Date at a price determined in accordance with provisions of the Plan (see No. 13 above). Voluntary cash payments made by check or other draft will not be applied to the purchase of shares of Common Stock on or for such Investment Date unless such check or draft has cleared prior to such Investment Date. The Plan Administrator will promptly send an acknowledgement to participants confirming that his or her funds had been received and posted in time for investment on a particular Investment Date. A participant may obtain the return of any voluntary cash payment upon request received by the Plan Administrator on or before the second business day prior to the Investment Date on which it is to be invested. Interest will not be paid on voluntary cash payments.

Reports to Participants

17. What kind of reports will be sent to participants in the Plan?

         Each participant in the Plan will receive a statement of account subsequent to each dividend payment date describing cash dividends and voluntary cash investments received, the number of shares purchased, the price per share and total shares accumulated under the Plan. These statements will provide a record of the dates and costs of purchases on a quarterly basis and should be retained for income tax purposes. Participants will also receive Union National's annual and quarterly reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends received and commission expenses paid on their behalf.

Share Certificates; Safekeeping

18. Will certificates be issued for shares of Common Stock purchased?

         Unless requested in writing by a participant, certificates for shares of Common Stock purchased under the Plan will not be issued. The number of shares credited to a participant's account under the Plan will be shown on the participant's periodic statements of account. This safekeeping feature protects

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against loss, theft or destruction of stock  certificates.  Certificates will be issued for whole shares withdrawn from the Plan. All certificates delivered for safekeeping must be enrolled in the Plan. Certificates will be cancelled and new certificates will be issued in the name of the Plan Administrator; upon withdrawal, those certificates will be cancelled and new certificates will be reissued in the name of the participant.

19. In whose name will certificates be registered when issued to participants?

         Unless the participant otherwise directs, upon withdrawals from the Plan certificates will be issued in the name in which the participant's dividend reinvestment account is maintained. If a participant requests a certificate to be issued in a name other than that of the account registration, the request must bear his or her own signature. If the account is registered in multiple names, all signatures must appear on the request. In both cases, the signature(s) must be guaranteed by a financial institution or broker or dealer that is a member of the Securities Transfer Agents Medallion Program. Upon a participant's death, the Plan Administrator will follow the instructions of the decedent's personal representative upon submission of appropriate proof of authority.

Withdrawal of Shares in Plan Accounts

20. How may a participant withdraw shares purchased under the Plan?

         A participant may withdraw all or any portion of the shares of Common Stock credited to his or her account by completing the withdrawal notification information set forth on the reverse side of the account statement and specifying the number of shares to be withdrawn. This request for withdrawal should be mailed to the Plan Administrator at the address provided on the account statement. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the participant (see No. 18 above). Any request for withdrawal of shares of Common Stock credited to a participant's account received less than five business days before an Investment Date will not be effective until after the dividends are reinvested and the shares are credited to the participant's account. Any other request for withdrawal of a portion of the shares of Common Stock credited to a participant's account will be effective upon receipt of such request by the Plan Administrator. Dividends will continue to be reinvested on shares remaining in a participant's account unless the participant withdraws all of the whole and fractional shares from his or her account, which will be treated as a termination of participation in the Plan (see No. 22 below).

21. May a participant elect to have the withdrawn shares sold?

         Yes. Participants may request the Plan Administrator to sell the shares being withdrawn from their account under the Plan. A request to sell all shares of Common Stock credited to a participant's account received from a participant after the ex-dividend date for a dividend will not be effective until the participant's dividends for the applicable record date have been reinvested and the shares credited to the participant's account. A request to sell a portion of the shares of Common Stock credited to a participant's account will be declared effective upon receipt by the Plan Administrator. Participants should specify in their request for withdrawal the number of shares to be sold.

         The Plan Administrator will arrange for the sale of such shares within 20 business days after receipt of the notice, and deliver to the participant a check for the net proceeds of the sale. The proceeds of the sale will be applied first to pay fees, brokerage commissions, applicable withholding taxes and transfer taxes (if any) incurred in connection with the sale. A fee of $10 (but not more than the proceeds of the sale of a fractional share) is charged by the Plan Administrator for the sale of shares held under the Plan. A request for shares to be sold must be signed by all persons in whose names the account appears, with signatures guaranteed, as specified in No. 19 above.

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Termination of Participation in Dividend Reinvestment

22. How does a participant withdraw from the Plan?

         Participation in the Plan is entirely voluntary and participants may terminate their participation at any time by sending written notice to the Plan Administrator. When a participant terminates from the Plan or upon termination of the Plan by Union National, the Plan Administrator will deliver to the participant a certificate for the number of whole shares credited to the participant's account, and a check representing the value of any fractional shares (less the applicable fee for the sale of the fractional share) based on the then current market value per share. Thereafter, all dividends will be paid in cash (or in stock dividends, if so declared by the Board of Directors on all Common Stock) to the shareholder who withdraws from the Plan. Any participant who elects to discontinue participation shall not be eligible to make voluntary cash payments.

         Any notice of termination received less than five business days prior to an Investment Date will not be effective until the dividends have been reinvested and the shares have been credited to the participant's account. A shareholder may elect to re-enroll in the Plan at any time.

Federal Tax Information

23. What are the federal income tax consequences of participation in the Plan?

         Reinvestment Dividends. A shareholder who participates in the plan will be treated as having received, with respect to the cash dividend and reinvestment, a distribution to which Section 301 of the Internal Revenue Code of 1984, as amended (the "Code"), applies. The amount of the distribution will be the fair market value of the stock received on the date the stock is purchased. The amount of the distribution that will be includible in income as a dividend will be that amount that is paid out of Union National's current and/or accumulated earnings and profits. The distribution, to the extent it exceeds such earnings and profits, will be a return of capital and reduce the adjusted basis of the stock. The portion of the distribution that exceeds such earnings and profits and the adjusted basis of the stock will be treated as gain from the sale or exchange of property.

         Voluntary Cash Payments. A shareholder who makes a voluntary cash payment for the purchase of stock under the plan will be treated as having received a distribution to which Section 301 of the Code applies in an amount equal to the excess of the fair market value of the stock received on the date of the purchase over the amount of the voluntary cash payment made by the shareholder. The federal income tax treatment of the distribution would depend upon the amount of Union National's current and/or accumulated earnings and profits as discussed above.

         Brokerage Commissions. Each shareholder receiving a distribution, as discussed above, will also be treated as receiving a distribution to which
Section 301 of the Code applies in an amount equal to a pro rata share of any brokerage commission or other related charges paid by Union National in connection with the purchase of stock on behalf of the shareholder. The federal income tax treatment of any such distribution would depend upon the amount of Union National's current and/or accumulated earnings and profits as discussed above.

         Additional Information. A shareholder's tax basis in the stock acquired under the plan will generally equal the total amount of the distribution that the shareholder is treated as receiving, as discussed above, plus, in the case of a shareholder who makes a voluntary cash payment, the amount of such payment. A shareholder's holding period in such stock generally begins on the date following the date on which the stock is credited to the shareholder's plan account. In the case of any shareholder as to whom federal income tax withholding on distributions is required, and in the case of any foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, dividends will be reinvested net of the required amount of tax withheld.

         THE FOREGOING SUMMARY IS BASED UPON AN INTERPRETATION OF CURRENT FEDERAL INCOME TAX LAWS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF PARTICULAR ACCOUNT TRANSACTIONS INCLUDING STATE CONSEQUENCES. CERTAIN TAX INFORMATION WILL BE PROVIDED TO PARTICIPANTS BY THE PLAN ADMINISTRATOR.

Other Information

24. What happens if Union National declares a stock dividend or effects a stock split?

         Any shares of Common Stock issued in connection with a stock split or stock dividend on Common Stock held under the Plan will be added to the participant's account under the Plan. Stock dividends or split shares distributed on shares held directly by a participant will be mailed to the participant in the same manner as to shareholders who do not participate in the Plan.

25. If  Union  National  has  a  rights  offering,  how  will  a   participant's
    entitlement be computed?

         A participant's entitlement in a rights offering will be based upon his or her total holdings in the same manner as dividends are computed currently. Rights certificates will be issued for the number of whole shares only, however, and rights based on a fraction of a share held in a participant's account will be sold for his or her account and the proceeds, less commissions and taxes, if any, will be mailed directly to the participant.

26. How will shares credited to a participant's account be voted at a meeting of the shareholders?

         If on a record date for a meeting of shareholders there are shares credited to a participant's account under the Plan, the participant will be sent proxy materials for the meeting. A participant will be entitled to vote all shares of Common Stock credited to his or her account. The participant may also vote his or her shares at the meeting in person or by proxy.

27. What are the responsibilities and liabilities of Union National and the Plan Administrator?

         Union National and the Plan Administrator shall not be liable for any act taken in good faith or for any good faith omission to act, including without limitation, any claims of liability: (a) arising out of a failure to terminate a participant's account upon his or her death; (b) with respect to the prices at which shares of Union National's Common Stock are purchased or sold, the times when or the manner in which such purchases or sales are made, the decision whether to purchase such shares of Common Stock on the open market, from Union National or in private transactions, or fluctuations in the market value of the Common Stock; and (c) any matters relating to the operation or management of the Plan.

         Participants should recognize that Union National can make no assurance of any profit on, or protect against a loss from, the Common Stock purchased by or for participants under the Plan.

         All transactions in connection with the Plan will be governed by the laws of the State of Maryland, and are subject to all applicable federal tax or securities laws.

28. May the Plan be amended, modified or discontinued?

         Yes. The Board of Directors of Union National, at its discretion, may amend, modify, suspend or terminate the Plan and will endeavor to notify participants of any such amendment, modification, suspension or termination. The Board of Directors may, for whatever reason at any time as it may determine in its sole discretion, terminate a participant's participation in the Plan after mailing a notice of intention to terminate to the participant at the address as it appears on the records of the Plan Administrator. In addition, the Board of Directors of Union National and the Plan Administrator may each adopt reasonable procedures for the administration of the Plan. The Board of Directors has the sole authority to interpret the Plan in the manner that it deems appropriate in its absolute discretion.

29. Who will bear the costs of the purchases made under the Plan?

         All costs of administration of the Plan will be paid by Union National. Participants will incur no brokerage commissions or other charges for purchases made under the Plan.

         A participant who requests that the Plan Administrator sell shares of Common Stock held in his or her account will incur any brokerage fees incurred in connection with such sale.

30. May a participant pledge shares purchased under the Plan?

         No. A participant who wishes to pledge shares credited to his account must request the withdrawal of such shares in accordance with the procedures outlined in response to Question No. 20 above.

31. Can adjustments be made in the number of shares subject to the Plan?

         This Plan pertains to an aggregate of 300,000 shares of Common Stock of Union National registered with the Commission for purposes of the Plan, after giving effect of a two-for-one stock split effected in the form of a 100% stock dividend on January 27, 1998, subject to further adjustment as follows:

                  (a) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock available for issuance pursuant to the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

                  (b) In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Union National or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for the shares available for issuance pursuant to the Plan, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares of stock or other securities had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock or other securities.

                  (c) In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Common Stock of Union National or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors of Union National shall determine, in it discretion, that such change equitably requires an adjustment in the number or kind of shares which are available for issuance pursuant to the Plan, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan.

                  (d) No adjustment or substitution provided for herein shall require Union National to issue or to sell a fractional share of Common Stock under the Plan and the total adjustment or substitution may be limited accordingly.

         In addition, the Board of Directors may at any time and from time to time increase the number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares so made available will be reserved by the Board of Directors for issuance under the Plan.

                                 USE OF PROCEEDS

         Union National knows neither the number of shares that will ultimately be purchased under the Plan nor the prices at which such shares will be purchased. Union National intends to use the proceeds from such purchases, when and as received, for working capital and general corporate purposes, which may include contributions to UNB to increase UNB's capital and to permit additional growth in UNB's assets. A change in the use of proceeds or timing of such use will be at Union National's discretion.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for Union National by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland.

                                     EXPERTS

         The consolidated financial statements of Union National incorporated by reference from the Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and for each of the years in the three-year period ending December 31, 1997, incorporated by reference herein and elsewhere in the registration statement, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Keller Bruner & Company, L.L.C. and Stegman & Company, independent certified public accountants, and upon the authority of said firms as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Maryland law, a corporation is permitted to limit, by provision in its Articles of Incorporation, the liability of directors and officers so that no director or officer shall be liable to the corporation or to any shareholder for money damages except (i) for and to the extent of actual receipt of an improper personal benefit in money, property or services, or (ii) for active and deliberate dishonesty established by a final judgment as being material to the cause of action. Union National's Articles of Incorporation incorporated these provisions.

         Union National's Articles of Incorporation and Bylaws require Union National to indemnify its directors and officers to the maximum extent permitted under Maryland law. As a result, Union National is required to indemnify any present or former director or officer against any claim or liability, including all judgments, penalties, fines, settlements and expenses, unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, Union National is required to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by such a person provided that Union National shall have received (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Union National, and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by Union National if it shall ultimately be determined that the standard of conduct was not met. Union National's Articles of Incorporation and Bylaws also require Union National to provide indemnification, payment or reimbursement of expenses to a present or former director or officer who served a predecessor of Union National in such capacity, and to any employee or agent of Union National or a predecessor of Union National.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted of directors and officers of Union National pursuant to the foregoing provisions or otherwise, Union National has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

THIS IS NOT A PROXY

                          UNION NATIONAL BANCORP, INC.

               1997 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                               Authorization Form

TO: American Stock Transfer and Trust Company, as Agent for Union National Bancorp, Inc. (the "Company"):

         The undersigned desires to participate in the 1997 Dividend Reinvestment and Stock Purchase Plan ("Plan"), receipt of a copy of which is hereby acknowledged, to purchase full and fractional shares of common stock, par value $.01 per share (the "Common Stock") of the Company as specified below:

(Check one)
---
---      FULL DIVIDEND REINVESTMENT - ALL SHARES AND OPTIONAL CASH PAYMENTS.
         I hereby authorize you to apply all dividends on all shares registered in my name, and any optional cash payments I make by check or money order, toward the purchase of shares of Common Stock.
---
--- PARTIAL DIVIDEND REINVESTMENT - LESS THAN ALL SHARES, OPTIONAL CASH PAYMENTS. Apply cash dividends on ____________ shares and any optional cash payments I make by check or money order toward the purchase of shares of Common Stock, and return the remaining shares to me.

         NOTE: Cash dividends on shares of Common Stock credited to the participant's account under the Plan are automatically reinvested in additional shares. Participants will continue to receive cash dividends on those shares not in an account under the Plan.

         I understand that I may withdraw from the Plan by giving written notice thereof to the Agent designated in the brochure or its duly designated successor, in accordance with the terms of the Plan.


PLEASE FILL IN NAME AND ADDRESS EXACTLY AS         THIS IS NOT A PROXY
IT APPEARS ON YOUR STOCK CERTIFICATE:

--------------------------------------------- ---------------------------------
                                                         Signature

--------------------------------------------- ---------------------------------
                                                         Signature

--------------------------------------------- All  persons whose names appear on the stock certificate must sign.

                                              Date:_____________________________
---------------------------------------------

                             SHARE TRANSMITTAL FORM
                          (For Deposit of Shares Only)

TO: American Stock Transfer and Trust Company, Agent for Union National Bancorp,
    Inc. (the "Company"):

The undersigned desires to participate in the 1997 Dividend Reinvestment and Stock Purchase Plan ("Plan"), receipt of a copy of which is hereby acknowledged, to purchase full and fractional shares of common stock, par value $.01 per share (the "Common Stock") of the Company. In accordance therewith, the undersigned hereby deposits with you the following certificate(s) representing shares of Common Stock. The undersigned acknowledges that the method of transmitting certificates is at the option and risk of the undersigned, and if sent by mail, registered mail with return receipt requested, properly insured, is recommended. Delivery shall be effected and risk of loss and title to the transmitted certificate(s) shall pass only upon proper delivery of such certificate(s) to the Agent.

===================================================================================================================================
                Name and Address of Registered Owner
                           (Please Print)                                                    Certificate(s)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                             Certificate                 Number of Shares
                                                                               Number               Represented by Certificate
                                                                     --------------------------- ---------------------------------

                                                                     --------------------------- ---------------------------------

                                                                     --------------------------- ---------------------------------

                                                                     --------------------------- ---------------------------------

                                                                     --------------------------- ---------------------------------

                                                                     --------------------------- ---------------------------------

                                                                     --------------------------- ---------------------------------
                                                                       TOTAL No. of Shares
===================================================================================================================================
                             If  additional  space  is  needed,  attach a signed Schedule.

NOTE: (1) All certificates delivered for safekeeping must be enrolled in the Plan. The certificates will be cancelled and reissued in the name of the Agent; upon withdrawal, new certificates will be issued in the name of the participant.

(2) Cash dividends on shares of Common Stock credited to the participant's account under the Plan are automatically reinvested in additional shares. Participants will continue to receive cash dividends on those shares not in an account under the Plan.

I understand that I may withdraw from the Plan by giving written notice thereof to the Agent designated in the brochure or its duly designated successor, in accordance with the terms of the Plan.

PLEASE FILL IN NAME AND ADDRESS EXACTLY AS               THIS IS NOT A PROXY
IT APPEARS ON YOUR STOCK CERTIFICATE:

------------------------------------------------- -----------------------------
                                                              Signature

------------------------------------------------- -----------------------------
                                                              Signature

------------------------------------------------- All persons whose names appear on the stock certificate must
                                                  sign.
-------------------------------------------------
                                                  Date:
                                                       -------------------------


         Union  National has filed with the  Commission in  Washington,  D.C., a
Registration  Statement  under the  Securities  Act of 1933,  as  amended,  with
respect to the Common Stock offered pursuant to this Prospectus. This Prospectus                 300,000 Shares
does not contain all the  information set forth in the  Registration  Statement, certain  portions  of  which  have  been  omitted  pursuant  to  the  Rules  and
Regulations of the  Commission,  and to which  portions  reference 1997 Dividend                  UNION NATIONAL
Reinvestment  is hereby  made for  further  information  with  respect  to Union                   BANCORP, INC.
National  and the  securities  and  Stock  Purchase  Plan  offered  hereby.  The
Registration  Statement may be inspected  without charge by anyone at the office
of the Commission,  450 Fifth Street, N.W., Washington,  DC 20549, and copies of                   Common Stock
all or any part of it may be obtained  from the Common Stock  Commission  at its principal office, 450 Fifth Street, N.W., Washington,  DC 20549, upon payment of fees prescribed by it.


                                                                                               -------------------
                                                                                                   Prospectus
                                                                                               -------------------

                TABLE OF CONTENTS
                                                                    Page                   1997 Dividend Reinvestment
                                                                    ----
Available Information................................                 2                      and Stock Purchase Plan
Incorporation of Certain Documents
  by Reference.......................................                 2
The Company..........................................                 3
1997 Dividend Reinvestment and Stock
   Purchase Plan.....................................                 3
Use of Proceeds......................................                11
Legal Matters........................................                11
Experts..............................................                11
Indemnification of Directors
  and Officers.......................................                11                             July 6, 1998



